NON-COMPETITION AGREEMENT

           THIS NON-COMPETITION AGREEMENT ("Agreement") is made and entered into as of the 14th day of February, 2002 by and between CJS PINNACLE PETROLEUM SERVICES, LLC,a Texas limited liability company ("Covenantor") and BASIC ENERGY SERVICES, INC., a Delaware corporation ("Basic").

                                    RECITALS:

           A. Covenantor is an oil and gas well servicing company based out of Beeville, Texas and Artesia, New Mexico.

           B. Covenantor contracted to sell substantially all of its assets to Basic upon and subject to the terms of an asset purchase agreement (the "Asset Purchase Agreement") dated as of December 31, 2001, between Covenantor, and Basic, as Purchaser, less and except the Excluded Assets (as defined in the Asset Purchase Agreement).

           C. In connection with Basic's purchase of such assets under the Asset Purchase Agreement (therein and herein referred to collectively as the "Assets"), Basic is requiring Covenantor to provide, and Covenantor has agreed to give to Basic, certain covenants and assurances of non-competition and non-interference as hereinafter set forth.

           NOW, THEREFORE, in consideration of the premises, the benefits derived or expected to be derived by Covenantor upon closing under the Asset Purchase Agreement, and other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties hereto have agreed and do hereby agree as follows:

           1. Monetary Consideration. Covenantor and Basic have allocated $10,000.00 of the "Purchase Price" under the Asset Purchase Agreement to this Non-Competition Agreement.

           2. Non-Competition/Non-Interference. Ancillary and incident to the sale by Covenantor to Basic of the Assets, Covenantor covenants and agrees, for itself and its Affiliates, as follows:

               (a) Covenantor and its Affiliates (hereinafter defined) will not:

                   (1) for a period of three (3) years following the date of this Agreement, directly or indirectly, own, manage, operate, control, be employed by, engage or participate in the ownership, management, operation, or control of, or be connected in any manner with, or have any other direct or indirect financial interest in, any business, firm, person, partnership, corporation, enterprise, or other concern which is engaged in the Business (hereinafter defined) anywhere within a radius of 200 miles from the existing offices of Covenantor in Beeville, Texas and in Artesia, New Mexico;

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                   (2)   for a period of three (3) years  following  the date of
                         this Agreement, persuade or attempt to persuade any customer, client, or supplier with whom Covenantor or any Affiliate of Covenantor or Basic or any Affiliate of Basic has been having discussions or has done business, not to engage in the Business with Basic or any Affiliate, or to engage in the Business with another person, firm or company which competes with Basic or any Affiliate of Basic in the Business;

                   (3) for a period of three (3) years following the date of this Agreement, make use of, disclose, or divulge to any third party any information of a proprietary nature relating to the Business as conducted by Covenantor up to the time of closing under the Asset Purchase Agreement, save and except as strictly necessary to wind up the existing business affairs of Covenantor;

                   (4) except as otherwise provided in or authorized by the Asset Purchase Agreement, at any time following the date of this Agreement, use or authorize to be used the name "CJS Pinnacle Petroleum Services" or any other trade or business name, mark, symbol, logo, or other means of identification which was, or is confusingly similar to, "CJS Pinnacle Petroleum Services";

                   (5) for a period of three (3) years following the date of this Agreement, whether on its own behalf or behalf of any other person, firm, or company, solicit, encourage, or entice away from Basic or any Affiliate of Basic (or attempt to do so) any officer or employee engaged in the Business (including, without limitation, any employees of Covenantor whom Basic or any Affiliate of Basic may determine to employ following closing under the Asset Purchase Agreement); and

                   (6) for a period of three (3) years following the date of this Agreement, interfere or attempt to interfere with the continuance of services, equipment, materials, supplies, or other goods by or to Basic in connection with the business or its Affiliates (or the terms relating to such services, equipment, materials, or supplies), to or from any customer, client, vendor, subcontractor, supplier, or other person or business entity who has been utilizing, purchasing, or supplying services or goods from or to Covenantor or Basic in connection with the Business or any Affiliate of Basic.


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              (b) For purposes of this Agreement, the term "Business" shall mean the oil and gas well workover, completion, plugging, abandonment, and related oil and gas well servicing businesses as presently conducted by Covenantor in Beeville, Texas and Artesia, New Mexico, and the provision of all goods and services incidental thereto.

              (c) For purposes of this Agreement, the term "Affiliate" shall mean any person, corporation, subsidiary, partnership, or other business entity which is engaged in the Business and which, whether directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, Covenantor or Basic, as applicable.

           3. Exceptions. Notwithstanding the provisions of Section 2(a)(1) hereof, but subject to all of the other prohibitions and restraints set forth in
Section 2, Covenantor may, without being in breach of this Agreement, at any time: (a) serve on the board of directors (but not as officers or employees) of one or more publicly traded corporations which are directly or indirectly engaged or involved in the Business and (b) own up to 5.00% of the issued and outstanding equity securities in publicly traded entities which are directly or indirectly engaged in the Business.

           4. Injunctive Relief. Covenantor acknowledges and agrees that damages in the event of breach of this Agreement by Covenantor will be difficult, if not impossible, to ascertain, and accordingly that Basic or any applicable Affiliate of Basic shall have the right to injunctive or other equitable relief in any court of competent jurisdiction to enjoin any such breach. The existence of this right shall not limit or preclude any other rights or remedies at law or in equity which Basic or any applicable Affiliate of Basic might have. Covenantor further acknowledges and agrees that: (a) the covenants and restrictions contained herein are reasonable, are the product of arms-length negotiation, and are necessary to protect the goodwill and other assets being acquired by Basic from Covenantor pursuant to the Asset Purchase Agreement, and (b) but for this Agreement and the restrictions imposed upon Covenantor herein, Basic would not enter into or close under the Asset Purchase Agreement.

           5.   Representations   and  Warranties  by   Covenantor.   Covenantor
represents and warrants that: (a) Covenantor has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and (b) this Agreement has been duly and validly executed and delivered by Covenantor, constitutes the legal, valid, and binding obligation of Covenantor, and is enforceable against Covenantor in accordance with its terms.

           6. Litigation. In the event any party hereto shall determine it necessary to institute litigation against any other party for construction or enforcement of the terms of this Agreement, the prevailing party in such litigation shall be entitled to recover its reasonable attorneys' fees and court costs incurred in connection with such litigation.

           7. Further Assurances. The parties agree to execute, acknowledge, and deliver, as appropriate, such other and further instruments, documents, and assurances as Basic or any Affiliate of Basic may reasonably require to effectuate the purpose and intent of this Agreement.

           8. Expenses. Each of the parties hereto shall bear its own attorneys' fees and other expenses incurred in connection with the negotiation and preparation of this Agreement.

           9. Waiver of Compliance. Any failure of Covenantor to comply with any obligation, covenant, agreement or condition contained herein may be expressly waived in writing by Basic and its applicable Affiliates; provided, however, any such waiver or failure to insist upon strict compliance shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

           10. Binding Effect. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

           11. Governing Law. This Agreement, and the legal relations among the parties hereto arising from this Agreement, shall be governed by and construed in accordance with the laws of the State of Texas.

           12. Entire Agreement. This Agreement (including any Exhibits hereto and any other instruments referred to herein) embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and may be modified, supplemented, or amended only by writing duly executed and delivered by all of the parties hereto.

           13. No Presumption. Neither this Agreement nor any other agreement between the parties nor any uncertainty or ambiguity herein or therein shall be construed or resolved using any presumption against any party hereto or thereto, whether under any rule of construction or otherwise. On the contrary, this Agreement and the other agreements between the parties have been reviewed by the parties and their counsel and, in the case of any ambiguity or uncertainty, shall be construed according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

           14. Headings.  The headings  contained in this Agreement are inserted
for  convenience   only  and  shall  not  affect  in  any  way  the  meaning  or interpretation of this Agreement.

           15. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           16. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically, as part of this Agreement, a provision as similar in terms and substance to such illegal, invalid, or unenforceable provision as may be possible and legal, valid, and enforceable.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]




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           IN WITNESS  WHEREOF,  the parties  hereto have executed and delivered this Agreement as of the day and year first above written.

                                           CJS PINNACLE PETROLEUM SERVICES, LLC


                                           By:  /s/ Jim C. Johnson, Jr.
                                                -----------------------
                                           Printed Name: Jim C. Johnson, Jr.
                                           Title: President of PEDECO, Inc.,
                                                  Managing Member

                                           BASIC ENERGY SERVICES, INC.

                                           By:  /s/ Kenneth V. Huseman
                                                ----------------------
                                           Printed Name: Kenneth V. Huseman
                                           Title: President and Chief
                                                  Executive Officer